EXHIBIT 99.1

WOLVERINE WORLD WIDE, INC. 9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; FAX (616) 866-0257

FOR IMMEDIATE RELEASE CONTACT: Stephen L. Gulis Jr. (616) 866-5570

WOLVERINE WORLD WIDE, INC. ANNOUNCES
RECORD THIRD QUARTER EARNINGS AND SALES
AND INCREASES 2005 EARNINGS ESTIMATE

          Rockford, Michigan, October 5, 2005 - Wolverine World Wide, Inc. (NYSE: WWW) today reported record revenue and earnings for its third quarter of 2005, marking the fifteenth consecutive quarter of record revenue and net earnings for the Company.

          Third quarter 2005 revenue totaled $279.1 million, a 7.0 percent increase over third quarter 2004 revenue of $260.9 million. Earnings per share for the third quarter of 2005 were $0.42 compared to $0.37 reported for the third quarter of 2004, an increase of 13.5 percent.

          "We are pleased to have achieved another quarter of exceptional results," stated Timothy J. O'Donovan, the Company's Chairman and CEO. "This quarter's record performance reflects our successful global strategy which is focused on a strong portfolio of consumer brands. Three of our major operating groups, the Hush Puppies Company, the Heritage Group and the Outdoor Group all posted double-digit earnings gains, and the Wolverine Footwear Group matched its third quarter 2004 performance. Our International businesses contributed significantly to the quarter's revenue growth, reporting nearly a 17 percent increase."

          "Our business model continues to generate strong results, as evidenced by our earnings per share leverage," stated the Company's CFO, Stephen L. Gulis Jr. "We continued to achieve solid gross margin expansion in the quarter while increasing marketing support for our brands and funding new growth initiatives. The Company's investment in new growth initiatives will accelerate in the fourth quarter of 2005 with additional spending of $1.5 million (nearly $0.02 per share). "

          Mr. O'Donovan continued, "With strong third quarter results and an order backlog increase of approximately 19 percent, we are increasing the Company's 2005 earnings per share estimate. We now expect earnings per share to range from $1.26 to $1.28. We have also focused our 2005 revenue range to $1.050 to $1.060 billion. The earnings per share estimate does not include any impact from the potential repatriation of foreign earnings under the American Jobs Creation Act of 2004 which the Company is currently evaluating.

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3Q 2005	Page 2

          "We have begun our 2006 planning process and our initial estimates are for revenue to range from $1.110 to $1.130 billion and earnings per share to range from $1.38 to $1.44. The earnings per share estimate for 2006 includes expenditures of approximately $4.5 million ($0.05 per share) to fund new growth initiatives. One key initiative is to accelerate the strong double-digit growth of the Merrell brand through the development of a Merrell apparel program to meet the demand from our global customers. Merrell apparel will be introduced for the Fall 2007 season. Another initiative is the Patagonia footwear program which we will bring to market in Spring 2007. These 2006 estimates are in line with our stated long-term financial objectives of annually growing revenue in the mid to upper single-digit range and generating double-digit earnings per share growth. The earnings per share estimate excludes the impact of FASB123(R) share-based payments."

          Mr. O'Donovan concluded, "We are pleased with the Company's performance. Our brands are resonating with consumers around the world, and we have a number of growth initiatives in place to support our long term expansion. Our intense focus and execution skills have resulted in a track record of superior performance for our Company, and we are confident that our brand portfolio and growth initiatives will result in continued success, rewarding our shareholders in the near and long term."

The Company will host a conference call at 10:00 a.m. EDT today to discuss these results and current business trends. To listen to the call at the Company's website, go to www.wolverineworldwide.com, click on "Investors" in the navigation bar, and then click "Webcast" from the top navigation bar of the "Investors" page. To listen to the webcast, your computer must have Windows Media Player, which can be downloaded for free on the Wolverine World Wide website. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company's website through October 19, 2005.

          With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world's leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and slippers. The Company's portfolio of highly recognized brands includes: Bates®, Hush Puppies®, HYTEST®, Merrell®, Sebago® and Wolverine®. The Company is also the exclusive footwear licensee of popular brands including CAT®, Harley-Davidson®, Patagonia® and Stanley®. The Company's products are carried by leading retailers in the U.S. and globally in over 140 countries. For additional information, please visit our website, www.wolverineworldwide.com.

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3Q 2005	Page 3

          This press release contains forward-looking statements, including those relating to 2005 and 2006 sales and earnings, order backlog, new business initiatives and future success. In addition, words such as "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: changes in duty structures in countries of import and export including anti-dumping measures being considered in Europe with respect to leather footwear imported from China and Vietnam and safety footwear imported from China and India; changes in consumer preferences or spending patterns; cancellation of orders for future delivery; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of foreign footwear factory capacity; reliance on foreign sourcing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies, including the Chinese Yuan, and the relative value to the U.S. Dollar; integration and operations of newly acquired and licensed businesses; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

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WOLVERINE WORLD WIDE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($000's, except share and per share data)

	12 Weeks Ended		36 Weeks Ended
	September 10, 2005	September 11, 2004	September 10, 2005	September 11, 2004
Revenue	$279,116	$260,897	$739,997	$684,541
Cost of products sold	170,455	162,720	450,476	425,410
Gross profit	108,661	98,177	289,521	259,131

Selling and administrative expenses	72,087	65,188	208,487	189,842
Operating profit	36,574	32,989	81,034	69,289

Interest expense	293	667	1,292	2,495
Other expense (income)	(158)	(88)	(172)	157
	135	579	1,120	2,652
Earnings before income taxes
and minority interest	36,439	32,410	79,914	66,637
Income taxes	11,805	10,329	25,891	21,289

Earnings before minority interest	24,634	22,081	54,023	45,348
Minority interest	-	135	-	119

Net earnings	$24,634	$21,946	$54,023	$45,229

Diluted earnings per share	$.42	$.37	$.91	$.75

CONDENSED BALANCE SHEETS
(Unaudited)
($000's)

	September 10, 2005	September 11, 2004
ASSETS:
Cash & cash equivalents	$47,794	$191,926
Receivables	205,255	182,018
Inventories	196,397
Other current assets	15,210	21,040
Total current assets	464,656	434,120
Plant & equipment, net	92,303	94,702
Other assets	113,321	112,983
Total Assets	$670,280	$641,805
LIABILITIES & EQUITY:
Current maturities on long-term debt	$11,735	$11,730
Accounts payable and other accrued liabilities	123,653	121,388
Total current liabilities	135,388	133,118
Long-term debt	32,154	43,894
Other non-current liabilities and minority interest	38,825	36,806
Stockholders' equity	463,913	427,987
Total Liabilities & Equity	$670,280	$641,805